UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN CONSENT STATEMENT

SCHEDULE 14A INFORMATION

Consent Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Consent Statement

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☐	Soliciting Material Under Rule 14a-12

ZIOPHARM ONCOLOGY, INC.
(Name of Registrant as Specified in Its Charter)

ROBERT W. POSTMA WATERMILL ASSET MANAGEMENT CORP. JAIME VIESER HOLGER WEIS
(Name of Persons(s) Filing Consent Statement, if Other Than the Registrant)

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WaterMill Asset Management Corp., together with the other participants named herein (collectively, “WaterMill”), has filed a definitive consent statement and accompanying WHITE consent card with the Securities and Exchange Commission to be used to solicit consents from shareholders of Ziopharm Oncology, Inc., a Delaware corporation (the “Company”), for a number of proposals, the ultimate effect of which, if successful, would be to reconstitute the Board of Directors of the Company (the “Board”) through the removal of four current members of the Board and the election of WaterMill’s three highly-qualified nominees.

Item 1: On November 19, 2020, WaterMill issued an updated Investor Presentation, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2: Also on November 19, 2020, WaterMill issued the following press release:

WaterMill Asset Management Releases Presentation Detailing the Case for Urgent Change Atop Ziopharm Oncology

Highlights the Incumbent Board’s Anti-Shareholder Practices, Concerning Interconnectivity, and Record of Presiding Over Negative Returns Across Every Relevant Time Horizon

Makes Clear That Ziopharm is on a Path to Financial Ruin as its Capital Position Shrinks, G&A and R&D Costs Rise, and Value-Generating Pipeline Progress Remains Evasive

Reminds Shareholders That the WaterMill Slate has the Business Acumen, Financial Expertise and Relationships, and Commercial Intensity Required to Help Engineer a Turnaround

Urges Shareholders to Vote on the WHITE Consent Card to Reconstitute the Board with WaterMill’s Three Aligned, Independent and Qualified Director Candidates

NEW YORK—NOVEMBER 19, 2020–(BUSINESS WIRE)—WaterMill Asset Management Corp. (together with its affiliates, “WaterMill” or “we”), which collectively with the other participants in its consent solicitation beneficially owns approximately 3.3% of the outstanding shares of Ziopharm Oncology, Inc. (NASDAQ: ZIOP) (“Ziopharm” or the “Company”), today released a 55-page presentation that details the case for urgent change in the boardroom and summarizes its director candidates’ value-enhancing vision. As a reminder, WaterMill is seeking to reconstitute Ziopharm’s eight-member Board of Directors (the “Board”) by removing four incumbent directors and electing three highly-qualified and independent individuals: Robert Postma, Jaime Vieser and Holger Weis.

WaterMill encourages shareholders to consent to all of its proposals on the WHITE consent card. We urge shareholders to sign, date, and return each WHITE consent card they receive. Please visit www.FixZiopharm.com to download the slate’s presentation and learn how to consent.

Robert Postma, Principal and Founder of WaterMill, commented:

“As we continue to pursue meaningful change atop Ziopharm, we want shareholders to have a candid and comprehensive evaluation of the Company’s corporate governance, capital allocation decisions, financial positioning, and pipeline progress. Our 55-page presentation includes an array of irrefutable data points and facts pertaining to the incumbent Board’s anti-shareholder attitude, highly-concerning interconnectivity, and record of presiding over hundreds of millions of dollars in value destruction. Our presentation also underscores a sobering reality: Ziopharm’s diminishing cash position and rising burn rate appears to have put the Company on a path to financial ruin. Fortunately, we believe our three-member slate has the business acumen, capital allocation expertise, financing relationships, and commercial creativity required to stave off disaster and spark an enduring turnaround. We are prepared to act with urgency to help ensure Ziopharm has the right financing options, the right capital allocation framework, and the right commercialization opportunities to advance its science and finally deliver value for its shareholders.”

The presentation prepared by the WaterMill slate includes specific detail pertaining to the case for change at Ziopharm. In our view, our slate shows how the incumbent Board:

1.	Allows and embraces interlocking director connections, including by just this week appointing a new director (Mary Thistle) with ties to one existing director (Elan Z. Ezickson) and one recently-departed director (Douglas Pagán).

2.	Disregards sound corporate governance practices, including by not having a majority voting standard in uncontested elections.

3.	Facilitates opaque capital raises that blindside and dilute sizable long-term shareholders – oftentimes in contradiction of Company statements suggesting that cash on hand is sufficient.

4.	Ignores the need for a disciplined capital allocation framework, as evidenced by the Company’s skyrocketing research and development costs and rising general and administrative expense figures.

5.	Maintains a misaligned executive compensation structure that has enabled c-level leaders to obtain significant incentive pay despite staggering value destruction.

6.	Maintains excessive and off-market director compensation for a small, struggling biotechnology entity.

7.	Permits internal financial control issues to linger for an entire year without explaining the material weakness to shareholders.

8.	Presides over negative returns over one-year, three-year, and five-year horizons without taking effective steps to reverse value destruction.

9.	Supports Scott Tarriff, who we believe is a highly-questionable Chairman with a record of concerning lawsuits and poor corporate performance.

10.	Shuns shareholders’ desire for more transparency pertaining to possible business deals, potential partnerships, and trials.

Our slate’s presentation also outlines a strategic vision for helping turn around Ziopharm. If elected to the Board, our director candidates plan to suggest that a Special Committee be formed to conduct a strategic review of the business. The ideal components of this review would include (but are not limited to):

•	Working with credible, third-party experts to value each of the Company’s assets.

•	Evaluating how much capital it may require for each specific asset to reach an inflection/monetization point.

•	Assessing the current methodology for allocating capital to each clinical and pre-clinical initiative.

•	Examining the current pipeline and progress for partnerships and business development deals.

•	Exploring the universe of new strategic and financial partners for the Company based on new Board members’ extensive relationships.

•	Identifying the ideal source or sources of go-forward capital to fund the reconstituted Board’s priority initiatives.

•	Reviewing all personnel, ranging from the c-level leaders to line employees, to identify talent needs and spot potential redundancies.

•	Benchmarking director and executive compensation relative to peers and similarly-situated public companies.

•	Conducting a credible shareholder perception study to inform an improved, more transparent investor relations program.

•	Assessing the quickest path to addressing internal financial control issues and amending anti-shareholder governance provisions.

***

We urge Ziopharm shareholders to consent to all five proposals on the WHITE consent card today by signing, dating and returning it in the postage-paid envelope provided. Please vote each and every WHITE consent card you receive since you may own multiple accounts. If you have already voted a Green revocation card from Ziopharm, a later-dated vote on the WHITE consent card will revoke that vote.

December 11, 2020 is our goal for the submission of written consents. Effectively, this means that you have until December 11, 2020 to consent to the proposals.

You may only consent by voting the WHITE consent card. Please throw away all Green revocation cards you receive.

***

For Investors:

Saratoga Proxy Consulting LLC

John Ferguson / Joe Mills, 212-257-1311

jferguson@saratogaproxy.com / jmills@saratogaproxy.com

For Media:

Profile

Greg Marose / Charlotte Kiaie, 347-343-2999

gmarose@profileadvisors.com / ckiaie@profileadvisors.com

Item 3: Also on November 19, 2020, Watermill posted the following materials to www.FixZiopharm.com: